American Mutual Fund
October 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$499,121
Class B	$35
Class C	$15,205
Class T*	$-
Class F-1	$27,834
Class F-2	$85,908
Class F-3	$7,139
Total	$635,242
Class 529-A	$16,177
Class 529-B	$3
Class 529-C	$2,297
Class 529-E	$681
Class 529-T*	$-
Class 529-F-1	$1,432
Class R-1	$841
Class R-2	$3,187
Class R-2E	$145
Class R-3	$10,833
Class R-4	$13,402
Class R-5	$7,222
Class R-5E	$1
Class R-6	$203,344
Total	$259,565
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.7850
Class B	$0.1084
Class C	$0.4804
Class T	$0.4203
Class F-1	$0.7499
Class F-2	$0.8521
Class F-3	$0.6553
Class 529-A	$0.7559
Class 529-B	$0.0808
Class 529-C	$0.4620
Class 529-E	$0.6638
Class 529-T	$0.4111
Class 529-F-1	$0.8405
Class R-1	$0.4629
Class R-2	$0.4779
Class R-2E	$0.5995
Class R-3	$0.6451
Class R-4	$0.7604
Class R-5E	$0.8262
Class R-5	$0.8762
Class R-6	$0.8948
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	624,076
Class B	-
Class C	29,732
Class T	-
Class F-1	33,934
Class F-2	104,909
Class F-3	25,427
Total	818,078
Class 529-A	21,307
Class 529-B	-
Class 529-C	4,844
Class 529-E	1,024
Class 529-T*	-
Class 529-F-1	1,718
Class R-1	1,711
Class R-2	6,207
Class R-2E	305
Class R-3	15,907
Class R-4	16,507
Class R-5	8,632
Class R-5E	1
Class R-6	251,490
Total	329,653
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$40.97
Class B	$-
Class C	$40.40
Class T	$40.98
Class F-1	$40.80
Class F-2	$40.97
Class F-3	$40.97
Class 529-A	$40.88
Class 529-B	$-
Class 529-C	$40.64
Class 529-E	$40.72
Class 529-T	$40.98
Class 529-F-1	$40.94
Class R-1	$40.54
Class R-2	$40.50
Class R-2E	$40.83
Class R-3	$40.66
Class R-4	$40.84
Class R-5E	$40.96
Class R-5	$40.98
Class R-6	$40.99
*Amount less than one thousand